Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Government Securities Income Fund--U.S. Treasury Strategy Trust--1, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-48915 of our opinion dated October 18, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 24, 2000